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                       [ERNST & YOUNG LLP - LETTERHEAD]





May 30, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated May 30, 1996, of StarPress, Inc. and are in agreement with the statements contained in the four paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                             /s/ Ernst & Young LLP